Exhibit 99.1
Consent of Director Nominee
The undersigned hereby consents to being named as a director or prospective director in the Registration Statement on Form S-1, and any and all amendments and supplements thereto, of Alon Brands, Inc., or any other filings or communications with the Securities and Exchange Commission or any applicable stock exchange, and to the filing of this consent as an exhibit to the Registration Statement and with any applicable stock exchange filings.
Dated: November 14, 2010
/s/ Yeshayahu Pery